Exhibit 4.5

SECURITY AGREEMENT

By

SOFTWARE BROKERS OF AMERICA, INC.

and

THE BANK OF NEW YORK,

as Trustee

Dated as of August 25, 2005

TABLE OF CONTENTS

		Page
PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	DEFINITIONS	2
SECTION 1.2.	INTERPRETATION	7
SECTION 1.3.	RESOLUTION OF DRAFTING AMBIGUITIES	8
SECTION 1.4.	PERFECTION CERTIFICATE	8

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.	GRANT OF SECURITY INTEREST	8
SECTION 2.2.	FILINGS	9
SECTION 2.3.	SECOND PRIORITY NATURE OF LIENS	9

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	10
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	10
SECTION 3.3.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	11
SECTION 3.4.	OTHER ACTIONS	11
SECTION 3.5.	JOINDER OF ADDITIONAL PLEDGORS	13
SECTION 3.6.	SUPPLEMENTS; FURTHER ASSURANCES	14

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	TITLE	14
SECTION 4.2.	VALIDITY OF SECURITY INTEREST	15

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		Page
SECTION 4.3.	DEFENSE OF CLAIMS; TRANSFERABILITY OF PLEDGED COLLATERAL	15
SECTION 4.4.	OTHER FINANCING STATEMENTS	15
SECTION 4.5.	CHIEF EXECUTIVE OFFICE; CHANGE OF NAME; JURISDICTION OF ORGANIZATION	15
SECTION 4.6.	DUE AUTHORIZATION AND ISSUANCE	16
SECTION 4.7.	CONSENTS, ETC.	16
SECTION 4.8.	PLEDGED COLLATERAL	16
SECTION 4.9.	INSURANCE	16

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	PLEDGE OF ADDITIONAL SECURITIES COLLATERAL	16
SECTION 5.2.	VOTING RIGHTS; DISTRIBUTIONS; ETC.	17
SECTION 5.3.	DEFAULTS, ETC.	18
SECTION 5.4.	CERTAIN AGREEMENTS OF PLEDGORS AS ISSUERS AND HOLDERS OF CAPITAL INTERESTS	18

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.	GRANT OF INTELLECTUAL PROPERTY LICENSE	18
SECTION 6.2.	PROTECTION OF TRUSTEE’S SECURITY	19
SECTION 6.3.	AFTER-ACQUIRED PROPERTY	19
SECTION 6.4.	LITIGATION	19

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.	MAINTENANCE OF RECORDS	20
SECTION 7.2.	LEGEND	20
SECTION 7.3.	MODIFICATION OF TERMS, ETC.	20
SECTION 7.4.	COLLECTION	21

ARTICLE VIII

TRANSFERS

SECTION 8.1.	TRANSFERS OF PLEDGED COLLATERAL	21

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ARTICLE IX

REMEDIES

SECTION 9.1.	REMEDIES	21
SECTION 9.2.	NOTICE OF SALE	23
SECTION 9.3.	WAIVER OF NOTICE AND CLAIMS	23
SECTION 9.4.	CERTAIN SALES OF PLEDGED COLLATERAL	23
SECTION 9.5.	NO WAIVER; CUMULATIVE REMEDIES	24
SECTION 9.6.	CERTAIN ADDITIONAL ACTIONS REGARDING INTELLECTUAL PROPERTY	25

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1.	APPLICATION OF PROCEEDS	25

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.	CONCERNING TRUSTEE	25
SECTION 11.2.	TRUSTEE MAY PERFORM; TRUSTEE APPOINTED ATTORNEY-IN-FACT	27
SECTION 11.3.	CONTINUING SECURITY INTEREST; ASSIGNMENT	27
SECTION 11.4.	TERMINATION; RELEASE	28
SECTION 11.5.	MODIFICATION IN WRITING	28
SECTION 11.6.	NOTICES	28
SECTION 11.7.	GOVERNING LAW, WAIVER OF JURY TRIAL	28
SECTION 11.8.	SEVERABILITY OF PROVISIONS	28
SECTION 11.9.	EXECUTION IN COUNTERPARTS	28
SECTION 11.10.	BUSINESS DAYS	28
SECTION 11.11.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION	29
SECTION 11.12.	NO CLAIMS AGAINST TRUSTEE	29
SECTION 11.13.	NO RELEASE	29
SECTION 11.14.	OBLIGATIONS ABSOLUTE	29

SIGNATURES		S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

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SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of August 25, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by Software Brokers of America, Inc., a Florida corporation (the “Pledgor”, and together with the other pledgors from time to time party hereto after the date hereof, collectively, the “Pledgors,” and each, a “Pledgor”), in favor of The Bank of New York, in its capacity as Trustee pursuant to the Indenture, dated as of the date hereof, by and among Intcomex, Inc., a Delaware corporation (the “Company”), the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below.

R E C I T A L S :

WHEREAS, the Company has issued, on the date hereof, 11 3/4% Second Priority Senior Secured Notes due 2011 in the aggregate principal amount of $120,000,000 (collectively, the “Notes”), pursuant to an indenture, dated as of the date hereof, between the Company, the guarantors party thereto and the Trustee (the “Indenture”);

WHEREAS, the Noteholders have authorized and directed the Trustee to enter into this Agreement;

WHEREAS, in order to induce the Noteholders to purchase the Notes, each Pledgor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by (i) executing and delivering to the Trustee this Agreement and (ii) delivering to the Trustee any and all other documents required hereunder; and

WHEREAS, pursuant to a security agreement between Comerica Bank (the “First Lien Bank”) and the Pledgor dated the date hereof (as the same may be amended and restated from time to time the “First Lien Security Agreement”), the Pledgor is concurrently granting to the First Lien Bank a first priority security interest in the Collateral (as defined therein), it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement (as hereinafter defined).

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture. Section 1.4 of the Indenture shall apply herein mutatis mutandis.

(c) The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Trustee establishing the Trustee’s Control with respect to any Commodity Account.

“Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Credit Agreement” shall mean that certain credit agreement, dated as of the date hereof, between Software Brokers of America, Inc. and Comerica Bank.

“Credit Agreement Excluded Property” shall mean all assets expressly excluded from the definition of “Collateral” in the First Lien Security Agreement.

“Deposit Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Trustee establishing the Trustee’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Discharge of First Lien Obligations” means the time at which the Senior Indebtedness (as defined in the Intercreditor Agreement) is Paid in Full (as defined in the Intercreditor Agreement).

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Property” shall mean

(a) any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Applicable Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Trustee (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Law) or principles of equity),

(b) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing Purchase Money Debt or a Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Debt or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment, and

(c) Excluded Assets;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b) or (c) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b) or (c)).

“Financing Documents” shall mean, collectively, the Indenture, the Notes, the Intercreditor Agreement and all guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Pledgor in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including all goodwill connected with (i) the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor’s business.

“Indenture” shall have the meaning assigned to such term in the Recitals hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Company” shall have the meaning assigned to such term in the Preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.

“Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Pledgors to the Trustee or any Noteholder, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Indenture, the Notes or any of the other Financing Documents, whether now existing or hereafter arising, whether arising before, during or after the commencement of any case with respect to any Pledgor under the United States Bankruptcy Law or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct of indirect, absolute or contingent, joint or several, due or to become due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“Perfection Certificate” shall mean that certain perfection certificate dated August 25, 2005, executed and delivered by each Pledgor in favor of the Trustee for the benefit of itself and the Noteholders, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Trustee) executed and delivered by the Pledgor and the Company in favor of the Trustee for the benefit of itself and the Noteholders contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or upon the request of the Trustee.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Capital Interests of each issuer set forth on Schedules 10(a) and 10(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Interests in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Interests, (ii) all Capital Interests of any issuer, which Capital Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Capital Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Capital Interests or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such Capital Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Capital Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Capital Interests issued in respect of the Capital Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Capital Interests; provided that the term “Pledged Securities” shall not include the Capital Interests of any issuer that is a Foreign Restricted Subsidiary in excess of 65% of the Capital Interests of any such directly owned Foreign Restricted Subsidiary.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Secured Parties” shall mean, collectively, the Trustee and the Noteholders.

“Securities Account Control Agreement” shall mean an agreement in a form that is reasonably satisfactory to the Trustee establishing the Trustee’s Control with respect to any Securities Account.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Trustee” shall have the meaning assigned to such term in the Preamble hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Trustee’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Indenture shall be applicable to this Agreement.

SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Secured Parties) shall not be employed in the interpretation hereof.

SECTION 1.4. Perfection Certificate. The Trustee and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Trustee for its benefit and the benefit of the Noteholders, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Money and all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Pledged Collateral; and

(xiii)

to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, (A) at all times, any Excluded Property and the Pledgors shall from time to time at the request of the Trustee give written notice to the Trustee identifying in reasonable detail the Excluded Property and shall provide to the Trustee such other information regarding the Excluded Property as the Trustee may reasonably request and (B) prior to the Discharge of First Lien Obligations, any Credit Agreement Excluded Property. From and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Trustee unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Trustee at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Trustee promptly upon request by the Trustee.

(b) Each Pledgor hereby further authorizes the Trustee to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Trustee, as secured party.

SECTION 2.3. Second Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement shall be a second priority lien on and security interest in the Pledged Collateral (second only to the lien securing the First Priority Lien Obligations) and the exercise of any right or remedy by the Trustee hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Priority Lien Obligations, (i) the requirements of this Agreement to endorse, sign or deliver Pledged Collateral to the Trustee shall be deemed satisfied by endorsement, assignment or delivery of such Pledged Collateral to the First Lien Bank (as bailee for and on behalf of the Trustee) and (ii) any endorsement, assignment or delivery to the First Lien Bank (as bailee for and on behalf of the Trustee) shall be deemed an endorsement, assignment or delivery to the Trustee for all purposes hereunder.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Trustee in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Trustee has a perfected security interest therein prior to all other Liens on such Securities Collateral except for Liens securing the First Priority Lien Obligations. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within five days after receipt thereof by such Pledgor) be delivered to and held by or on behalf of the Trustee pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Trustee has a perfected security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Trustee an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Trustee, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Trustee the right to transfer such Pledged Securities under the terms hereof, (iii) upon request by the Trustee, provide to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Trustee, (A) cause the organizational documents of each such issuer that is a Subsidiary of the Company to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Trustee in accordance with the provisions of Section 3.1; provided that the Trustee shall have no obligations to make any request specified in clauses (iii) and (iv) of this Section 3.2 unless instructed to do so by the holders of a majority in principal amount of the then outstanding Notes.

SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Trustee in respect of the Pledged Collateral have been delivered to the Trustee in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest subject only to (i) Liens securing the First Priority Lien Obligations and (ii) Permitted Collateral Liens.

SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Trustee to enforce, the Trustee’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate and other than any such Instrument or Tangible Chattel Paper payable by a foreign account debtor. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Trustee, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper and other than any such Instrument or Tangible Chattel Paper payable by a foreign account debtor, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Trustee exceeds $500,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five days after receipt thereof) endorse, assign and deliver the same to the Trustee, accompanied by such instruments of transfer or assignment duly executed in blank as the Trustee may from time to time specify.

(b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Trustee has a security interest in each such Deposit Account, which, with respect to those Deposit Accounts at Comerica Bank, security interest is perfected by Control. No Pledgor shall establish any Deposit Account unless (1) it shall have given the Trustee 30 days’ prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Trustee and (3) such Bank and such Pledgor shall have duly executed and delivered to the Trustee a Deposit Account Control Agreement with respect to such Deposit Account. The Trustee agrees with each Pledgor that the Trustee shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to any Deposit Accounts for which the Trustee is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Trustee and the First Lien Bank.

(c) Securities Accounts and Commodity Accounts.

(i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 14 to the Perfection Certificate. No Pledgor shall establish any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Trustee 30 days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Trustee and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of itself and the Noteholders and within one (1) Business Day of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Trustee’s Control. The Trustee agrees with each Pledgor that the Trustee shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Trustee is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Trustee and the First Lien Bank.

(ii) As between the Trustee and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Trustee, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.

(d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11 to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Trustee thereof and after Payment in Full (as defined in the Intercreditor Agreement) of the Senior Indebtedness (as defined in the Intercreditor Agreement) shall take such action as necessary or as the Trustee may reasonably request to vest in the Trustee control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Trustee has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $500,000 in the aggregate for all Pledgors. The Trustee agrees with such Pledgor that the Pledgor may make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal

Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Trustee thereof and such Pledgor shall, at the request of the Trustee, pursuant to an agreement in form and substance reasonably satisfactory to the Trustee, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Trustee of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Trustee to become the transferee beneficiary of such Letter of Credit. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $500,000 in the aggregate for all Pledgors; provided that the Trustee shall have no obligations to make any request under this Section 3.4(e) unless instructed to do so by the holders of a majority in principal amount of the then outstanding Notes.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims in excess of $50,000 for which a complaint has been filed in any court of competent jurisdiction other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Trustee in writing signed by such Pledgor of the brief details thereof and grant to the Trustee in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Trustee. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Trustee does not have a security interest, does not exceed $500,000 in the aggregate for all Pledgors.

(g) Motor Vehicles. Upon the request of the Trustee, each Pledgor shall deliver to the Trustee originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership) owned by it, with the Trustee listed as lienholder therein. Such requirement shall not apply if any such motor vehicle (or any such other Equipment) is valued at less than $50,000, provided that the aggregate value of all motor vehicles (and such Equipment) as to which any Pledgor has not delivered a certificate of title or ownership is less than $500,000.

SECTION 3.5. Joinder of Additional Pledgors. The Pledgors shall cause each Subsidiary of the Company which, from time to time, after the date hereof (a) shall be required to pledge any assets to the Trustee for the benefit of the Secured Parties pursuant to the provisions of the Indenture or (b) shall acquire Pledged Collateral from a Pledgor, to execute and deliver to the Trustee (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty (30) days of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Trustee such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as necessary or appropriate or as the Trustee may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Trustee hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Trustee’s security interest in the Pledged Collateral or permit the Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Trustee and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceablity and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Trustee hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Trustee from time to time upon reasonable request by the Trustee such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Trustee shall reasonably request. If an Event of Default has occurred and is continuing, the Trustee may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

In the event any Pledgor shall pledge any assets or undertake any actions to perfect or protect any liens on any assets pledged in connection with the Credit Agreement, such Pledgor shall also at the time pledge such assets to the Trustee and undertake such actions with respect to the Pledged Collateral for the benefit of the Trustee without request by the Trustee.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than Permitted Collateral Liens.

SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Trustee for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Trustee for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for (i) Liens securing the First Lien Obligations and (ii) Permitted Collateral Liens.

SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Trustee and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Trustee or any other Secured Party other than Permitted Collateral Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Trustee hereunder.

SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Trustee pursuant to this Agreement or in favor of any holder of a Permitted Collateral Lien with respect to such Permitted Collateral Lien or financing statements or public notices relating to the termination statements listed on Schedule 9 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Collateral Liens.

SECTION 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) No Pledgor will effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Trustee promptly but in any event within 10 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Trustee may reasonably request and (B) it shall take all action necessary to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Pledged Collateral.

(b) The Trustee may conclusively rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in clause (a) of this Section 4.5. If any Pledgor fails to provide information to the Trustee about such changes on a timely basis, the Trustee shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Trustee needed to have information relating to such changes. The Trustee shall have no duty to inquire about such changes if any Pledgor does not inform the Trustee of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Trustee to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7. Consents, etc. In the event that the Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Trustee, such Pledgor agrees to use its best efforts to assist and aid the Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Trustee has exercised its right to foreclose after an Event of Default, such Proceeds shall be held in trust for the benefit of the Trustee and immediately after receipt thereof shall be paid to the Trustee for application in accordance with the Indenture.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Trustee and promptly (but in any event within five days after receipt thereof) deliver to the Trustee a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2. Voting Rights; Distributions; etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity;

(ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Trustee to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of itself and the Noteholders, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days after receipt thereof) delivered to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Trustee shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreement:

(i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease and, after the Discharge of First Lien Obligations, all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right (but not an obligation) to exercise such voting and other consensual rights.

(ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and, after the Discharge of First Lien Obligations, all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as necessary or as the Trustee may request in order to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(a)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and, after the Discharge of First Lien Obligations, shall immediately be paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the organizational documents and certificates representing such Pledged Securities that have been delivered to the Trustee) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4. Certain Agreements of Pledgors As Issuers and Holders of Capital Interests.

(a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable organizational document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Trustee or its nominee and to the substitution of the Trustee or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Trustee, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, subject to the terms of the Intercreditor Agreement and this Agreement, and for no other purpose, each Pledgor hereby grants to the Trustee an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof. the term of any such license granted under this Section 6.1 shall not extend beyond the time when an Event of Default has been cured.

SECTION 6.2. Protection of Trustee’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Trustee of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment or past practice, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Trustee in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Trustee in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Trustee, (vi) diligently keep adequate records respecting all Intellectual Property Collateral and (vii) furnish to the Trustee from time to time upon the Trustee’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Trustee may from time to time request.

SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Trustee written notice of any of the foregoing, with the exception of unregistered Copyrights, and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of a Patent Security Agreement, a Copyright Security Agreement, or a Trademark Security Agreement, as applicable and the filing of such agreements as shall be reasonably necessary to create, preserve, protect or perfect the Trustee’s security interest in such Intellectual Property Collateral.

SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Trustee or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Trustee, do any and all lawful acts and execute any and all documents so requested by the Trustee in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Trustee for all costs and expenses incurred by the Trustee in the exercise of its rights under this Section 6.4 in accordance with Article VII of the Indenture. In the event that the Trustee shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Trustee, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Trustee’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Trustee or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Trustee may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Trustee’s security interest therein without the consent of any Pledgor.

SECTION 7.2. Legend. Each Pledgor shall legend, at the request of the Trustee and in form and manner satisfactory to the Trustee, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Trustee for the benefit of the Secured Parties and that the Trustee has a security interest therein.

SECTION 7.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Trustee. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

SECTION 7.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Trustee or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as expressly permitted by the Indenture.

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Trustee may, but shall not be obligated, from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case subject to the Intercreditor Agreement:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Trustee, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Trustee and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Trustee;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Trustee at any place or places so designated by the Trustee, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Trustee and therewith delivered to the Trustee, (B) store and keep any Pledged Collateral so delivered to the Trustee at such place or places pending further action by the Trustee and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

(vi) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

(vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Trustee may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. The Trustee or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Trustee’s taking possession or the Trustee’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Trustee shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Trustee. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4. Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Trustee, for the benefit of the Trustee, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Trustee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Trustee such number of prospectuses, offering circulars or other documents incident thereto as the Trustee from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Trustee and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Trustee determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Trustee all such information as necessary or as the Trustee may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Trustee and the other Secured Parties, that the Trustee and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Trustee be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Trustee shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Financing Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, the Pledgors, the Trustee and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Trustee and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, upon the written demand of the Trustee, each Pledgor shall execute and deliver to the Trustee an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes of this Article IX.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1. Application of Proceeds. The proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, in accordance with the Indenture and the Intercreditor Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Trustee.

(a) The Trustee has been appointed as Trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture and all rights, privileges, immunities, benefits and indemnities of the Trustee thereunder are incorporated herein by reference. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Indenture and subject to the Intercreditor Agreement. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

(b) The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) The Trustee shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d) If any item of Pledged Collateral also constitutes collateral granted to the Trustee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Trustee, in its sole discretion, shall select which provision or provisions shall control.

(e) The Trustee acknowledges and agrees that any provision of this Agreement to the contrary notwithstanding, (i) no Pledgor shall be required to act or refrain from acting (A) in a manner that is inconsistent with the terms and provisions of the Intercreditor Agreement or (B) with respect to any Pledged Collateral in any manner that would result in a default under the terms and provisions of any First Lien Financing Document and (ii) any action required to be taken by a Pledgor (or omission to act) pursuant to the terms of any First Lien Financing Document in respect of Pledged Collateral will not put such Pledgor in violation of or result in a default under the terms of this Agreement or the Indenture; provided, however, that (x) other than as required by the Intercreditor Agreement or the Indenture, this clause (ii) shall in no event require the release of any Liens securing the Obligations or (y) except as required by the Intercreditor Agreement, this clause (ii) shall not impair the right of the Trustee and the Noteholders to be secured by any Collateral.

(f) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(g) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h) The Trustee shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

SECTION 11.2. Trustee May Perform; Trustee Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Trustee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Trustee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Trustee shall be paid by the Pledgors in accordance with the provisions of Section 7.7 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Trustee pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Trustee its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Trustee’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which the Trustee may deem necessary or advisable to accomplish the purposes hereof (but the Trustee shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The Trustee agrees that it will not exercise any rights under this Section 11.2 (including as attorney-in-fact) in contravention of the Intercreditor Agreement.

SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

SECTION 11.4. Termination; Release. (a) The Pledged Collateral shall be released from the Lien of this Agreement in accordance with the provisions of the Indenture. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee except as to the fact that the Trustee has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC 3 termination statements or releases) provided to it acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be; and

(b) Upon the request of the Company, any Pledged Collateral shall be immediately released in accordance with Section 10.3(f) of the Indenture.

SECTION 11.5. Modification in Writing. Subject to the terms of the Intercreditor Agreement, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Trustee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Company set forth in the Indenture and as to the Trustee, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7. Governing Law, Waiver of Jury Trial. Section 12.8 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 11.12. No Claims Against Trustee. Nothing contained in this Agreement shall constitute any consent or request by the Trustee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Trustee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Financing Document, nor the exercise by the Trustee of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Trustee or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture or the other Financing Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Trustee nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Trustee or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture and the other Financing Documents.

SECTION 11.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Indenture or any other Financing Document, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other Financing Document or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture or any other Financing Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Pledgor and the Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

SOFTWARE BROKERS OF AMERICA, INC., as Pledgor

By:	/s/ Isaac Shalom
Name: Isaac Shalom Title: Secretary

S-1

THE BANK OF NEW YORK, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter Title: Assistant Vice President

S-2

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of August 25, 2005, made by Software Brokers of America, Inc., a Florida corporation (the “Pledgor”), the other pledgors from time to time party thereto and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”), (ii) agrees promptly to note on its books the security interests granted to the Trustee and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Trustee with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Trustee upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Trustee therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.

[ ]

By:
Name: Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of August 25, 2005, made by Software Brokers of America, Inc., a Florida corporation (the “Pledgor”), the other pledgors from time to time party thereto and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER CAPITAL INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ], as Pledgor

By:
Name: Title:

AGREED TO AND ACCEPTED: THE BANK OF NEW YORK, as Trustee

By:
Name: Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

__________________________

__________________________

__________________________

__________________________

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of August 25, 2005, made by Software Brokers of America, Inc., a Florida corporation (the “Pledgor”), the other pledgors from time to time party thereto and The Bank of New York, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Trustee, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Articles IV and V of the Indenture.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of The Bank of New York, in its capacity as Trustee pursuant to the Indenture (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Trustee pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Trustee as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Trustee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Copyrights of such Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Trustee pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Trustee shall otherwise determine. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Copyright Security Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Copyright Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

EXHIBIT 5

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of The Bank of New York, in its capacity as Trustee pursuant to the Indenture (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Trustee pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Trustee as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Trustee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Patents of such Pledgor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Trustee pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Trustee shall otherwise determine. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Patent Security Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Patent Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

EXHIBIT 6

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [                    ], by [                    ] and [                    ] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of The Bank of New York, in its capacity as Trustee pursuant to the Indenture (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Trustee pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Trustee as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Trustee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Trustee pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Trustee shall otherwise determine. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Trademark Security Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the

Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Trademark Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 4. Termination. Upon the payment in full of the Obligations and termination of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK